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                                   Exhibit 4
                                   ---------

    COMMON STOCK                                              COMMON STOCK

       NUMBER                                                    SHARES
                                Allscripts
    AL   SPECIMEN          Healthcare Solutions                 SPECIMEN


             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

  THIS CERTIFICATE IS TRANSFERABLE IN              CUSIP 01988P 10 8
           CHICAGO, ILLINOIS              SEE REVERSE FOR CERTAIN DEFINITIONS

         THIS CERTIFIES THAT


                                   SPECIMEN


        IS THE OWNER OF

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE $0.01 PER
                                   SHARE OF

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. (hereinafter called the Corporation), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and By-laws of the Corporation and of the amendments from time to time made thereto (copies of which are on file with the Transfer Agent), to all of which the holders by acceptance hereof assents.

     This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated:

        SPECIMEN                                             SPECIMEN

      /s/ John Cull                                    /s/ David B. Mullen
                             [CORPORATE SEAL]
        SECRETARY                                           PRESIDENT

COUNTERSIGNED AND REGISTERED:
  LASALLE BANK NATIONAL ASSOCIATION
                TRANSFER AGENT AND REGISTRAR

By

                        AUTHORIZED SIGNATURE